Independent Certified Public Accountants


September 18, 2002


         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 16, 2002, relating to the financial statements of Golf Two, Inc. (a Development Stage Company) for the period from March 15, 2001 (Inception) to December 31, 2001, the six months ended June 30, 2002, and the periods from March 15, 2001 (Inception) to June 30, 2002 and 2001, and the reference to our firm under the Caption "Experts" in the Prospectus.




                                          /s/ Stonefield Josephson, Inc.
                                          ------------------------------
                                          Stonefield Josephson, Inc.
                                          A Professional Accountancy Corporation
                                          Irvine, California